Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2004, except for Note 20, as to which the date is February 4, 2004, relating to the consolidated financial statements of Linktone Ltd. included in its Registration Statement (Form F-1 No. 333-112903) filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

May 13, 2005
Shanghai, People’s Republic of China